EXHIBIT 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-78709, 33-60443, and 33-60449) of Katy Industries, Inc. of our report dated January 10, 2005, with respect to the balance sheet of Sahlman Seafoods of Nicaragua, S.A. as of December 31, 2003 and the related statement of operations for the year ended December 31, 2003, which appears in this Form 10-K/A Amendment No. 2.

/s/ Grant Thornton
Certified Public Accountants
Managua, Nicaragua
October 18, 2006